VIRGINIA COMMERCE BANCORP, INC.

VIRGINIA COMMERCE BANCORP INC.

Follow-on Offering of Common Stock $75,000,000 July 2010 Ticker: VCBI www.vcbonline.com Free Writing Prospectus Filed pursuant to Rule 433 Registration Statement No. 333-167263 July 19, 2010

Cautionary Note Regarding Forward-Looking Statements
This presentation contains forward-looking statements within the meaning of the Securities and Exchange Act of 1934, as amended, including statements of goals, intentions, and expectations as to future trends, plans, events or results of
Company operations and policies, including but not limited to the Company’s outlook on earnings and the sufficiency of the allowance for loan losses, and statements regarding asset quality, projected growth, capital position, the Company’s plans regarding non-performing assets, business opportunities in the Company’s markets, potential benefits of the offering to which this presentation relates, and general economic conditions.  When the Company uses words such as
“may,” “will,” “anticipates,” “believes,” “expects,” “plans,” “estimates,” “potential,” “continue,” “should,” and similar words or phrases, you should consider them as identifying forward-looking statements. These statements are based upon current and anticipated economic conditions, nationally and in the Company’s market, interest rates and interest rate policy, competitive factors and other conditions which by their nature, are not susceptible to accurate forecast and are subject to significant uncertainty. Because of these uncertainties and the assumptions on which this presentation and the forward-looking statements are based, actual future operations and results may differ materially from those indicated
herein. For a discussion of certain factors, risks and uncertainties which could cause actual future operations and results to differ from estimates and projections discussed in these forward-looking statements, please read the section entitled
“Risk Factors” in the prospectus supplement relating to the offering and the documents incorporated by reference therein.
You should not place undue reliance on any such forward-looking statements. These forward-looking statements are not guarantees of future performance, and the Company’s past results are not necessarily indicative of future performance.
The Company does not undertake to publicly revise or update forward-looking statements in this presentation to reflect events or circumstances that arise after the date of this presentation, except as may be required under applicable law.
Free Writing Prospectus Statement
The Company has filed a registration statement (including a prospectus and a related prospectus supplement) with the
SEC for the offering.  Before you invest, you should read the prospectus and the prospectus supplement contained in that registration statement and other documents the Company has filed with the SEC for more complete information about the
Company and the offering.  You may get these documents for free by visiting EDGAR on the SEC website at
www.sec.gov.  Alternatively, the Company, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus and prospectus supplement if you request them by calling Sandler O’Neill & Partners, L.P. toll free at (866) 805-4128.

Offering Terms
Virginia Commerce Bancorp, Inc. Virginia Commerce Bancorp, Inc.
Follow-on Public Offering Follow-on Public Offering
Common Stock Common Stock
$75,000,000 $75,000,000
VCBI / NASDAQ Global Select VCBI / NASDAQ Global Select
15% 15%
General corporate purposes, including continued organic
growth; intend to repay TARP preferred stock at
appropriate time subject to receipt of required approvals
General corporate purposes, including continued organic
growth; intend to repay TARP preferred stock at
appropriate time subject to receipt of required approvals
Sandler O'Neill + Partners, L.P. Sandler O'Neill + Partners, L.P.
Stifel Nicolaus Weisel Stifel Nicolaus Weisel
Issuer:
Type of Offering:
Type of Security:
Gross Proceeds:
Ticker/Exchange:
Over-Allotment Option:
Use of Proceeds:
Sole Book - Runner:
Co-Manager:

Summary Statistics –
June 30, 2010
Assets:
$2.8  Billion
Loans:
$2.3  Billion
Deposits:
$2.3  Billion
Tangible Common Equity
(1)
:
$166  Million
TARP Preferred:
$71.0  Million
Tangible Common Book Value per Share
(2)
:
$5.91
Shares Outstanding:
26,949,173
Headquarters:
Arlington, Virginia
Bank Branches:
28 Branches
Market Capitalization (at July 15, 2010):
$186.5  Million
Insider Ownership:
25.2%
Member of Russell 3000:
Yes

NOTE:  Unaudited data at June 30, 2010 unless otherwise noted.
(1)
Calculation of Tangible Common Equity deducts the outstanding TARP preferred stock.
(2)
Calculation of Tangible Book Value per Share deducts the liquidation amount of TARP.
See appendix at page 33 for a reconciliation of non-GAAP financial measures.

Loudoun
Montgomery
Washington
DC
Prince George's
MD
Fairfax
Arlington
Fauquier
Manassas
Prince William
Charles
Stafford
Fredericksburg
King George
Spotsylvania
Westmoreland

VIRGINIA COMMERCE BANCORP INC.

Virginia Commerce Bank Locations
Headquarters
Branches
Wealth Management
Residential Mortgage
Branches by County/City:
Alexandria 5
Arlington 3
Fairfax 10
Falls Church 1
Fredericksburg 2
Loudoun 3
Manassas 2
Prince William 2
Total Branches 28
Residential Mortgage 1
Wealth Management 1
Total Offices 30

Experienced Senior Management Team
Years Years
in with
Name Title/Function Banking VCBI
Peter A. Converse
Chief Executive Officer 36 17
Richard B. Anderson, Jr.
EVP and Chief Lending Officer 33 14
William K. Beauchesne
EVP and CFO/COO 34 15
Steven A. Reeder
EVP and Chief Deposit Officer 21 5
Patricia M. Ostrander
EVP and Chief Administrative Officer 21 16
Dennis M. Coombe
EVP and Chief Credit Officer 38 1

Strategic Plan
Continue to improve asset quality
Re-engage growth engine
Expand C&I team with experienced bankers and potential “team lift-outs”
Continue to develop low cost deposits through relationship banking
Maintain strong net interest margin
Enhance non-interest income sources
Maintain expense control and low efficiency ratio
De novo branching to “fill in” footprint and expand market share
Pay off TARP when appropriate
Drive profitability and stock price

Key Financial Attributes
VCBI Peers
(¹)
6/30/2010 3/31/2010 3/31/2010
Growth Rates
(CAGR from 2000)
Loan Growth 23.47% 24.27% 12.00%
Deposit Growth 23.53% 24.15% 10.13%
Key Ratios
(Data is Quarterly)
Net Interest Margin 3.89% 3.79% 3.66%
Efficiency Ratio
(2)
50.28% 54.23% 65.03%
Non-Interest Expense/Average Assets 1.95% 1.99% 2.82%
NPAs + 90D Past Due/Assets 3.24% 3.88% 1.93%
Allowance Loan Losses/Gross Loans 2.77% 2.75% 1.41%
Reserves/NPLs 95.71% 75.60% 64.93%
Tangible Common Equity/Tangible Assets
(3)
5.86% 5.70% 7.33%

(1) Includes public banks/bank holding companies in PA, DE, VA, MD, DC, WV, NJ with assets of $1.0 billion to $5.0 billion. Source of Peer Data: SNL Financial
(2) See appendix page 34 for a reconciliation of non-GAAP financial measures, explaining the VCBI Adjusted Method for calculation of the efficiency ratio.
(3) See appendix page 33 for a reconciliation of non-GAAP financial measures, explaining the VCBI Unadjusted Method for calculation of
Tangible common equity/Tangible assets.

Consistent Balance Sheet Growth
NOTE: Includes public banks and bank holding companies in PA, DE, VA, MD, DC, WV, and NJ with assets of $1.0 billion to $5.0 billion
Source of Peer Data:  SNL Financial
Dollars in millions
Total Assets ($mm)
$0
$250
$500
$750
$1,000
$1,250
$1,500
$1,750
$2,000
$2,250
$2,500
$2,750
$3,000

2000 2001
2002
2003 2004 2005 2006 2007 2008 2009 3/31/10 6/30/10
Total
($mm)
$371 $490 $663 $882 $1,139 $1,518 $1,949 $2,340 $2,716 $2,725 $2,803 $2,827
2000-6/30/2010 CAGR
VCBI: 23.8%
2000-3/31/2010 CAGR
VCBI: 24.4%
Peers: 11.0%
Assets

Pre-Tax, Pre-Provision Earnings
1
NOTE:  Dollars in thousands
¹ Net interest income, non-interest income, non-interest expense net of credit-related expenses, provision for contingent liability, and securities impairment charges.
2000
2001 2002 2003 2004 2005
2006 2007 2008 2009
LTM
3/31/2010
LTM
6/30/2010
Pre-Tax, Pre Provision
Earnings ($000)
$5,878
$8,615 $13,247 $19,001 $24,619 $33,877 $41,839 $43,733 $44,693 $44,917 $47,818 $51,596
$0
$5,000
$10,000
$15,000
$20,000
$25,000
$30,000
$35,000
$40,000
$45,000
$50,000
$55,000

Pre-Tax, Pre-Provision Earnings
1
-
Quarterly
6/30/07 9/30/07 12/31/07 3/31/08 6/30/08 9/30/08 12/31/08 3/31/09 6/30/09 9/30/09 12/31/09 3/31/10 6/30/10
Pre-Tax Income $10,434 $10,291 $8,379 $6,192 $7,581 $3,948 $1,594 ($3,836) ($8,060) ($46,091) $6,258 $6,478 $8,321
Provision 300 910 2,770 4,112 3,656 8,300 9,310 13,390 18,423 49,000 1,100 4,238 4,200
OREO Loss 0 0 0 0 0 0 0 0 0 9,085 867 918 1,060
Contingent Liability 0 0 0 0 0 0 0 0 0 0 2,960 0 0
Impairment on Securities 0 0 0 0 0 0 0 30 108 280 1,403 851 668
Pre-Tax, Pre-Provision Income $10,734 $11,201 $11,149 $10,304 $11,237 $12,248 $10,904 $9,584 $10,471 $12,274 $12,588 $12,485 $14,249
$8,000
$9,000
$10,000
$11,000
$12,000
$13,000
$14,000
$15,000
NOTE:  Dollars in thousands
¹ Net interest income, non-interest income, non-interest expense net of credit-related expenses, provision for contingent liability, and securities impairment charges.

Strong Net Interest Margin
NOTE: Peer data includes public banks/bank holding companies in PA, DE, VA, MD, DC, WV, NJ with assets of $1.0 billion to $5.0 billion.
Source of Peer Data: SNL Financial.
VCBI
2000 2001 2002 2003 2004 2005 2006 2007 2008 2009
QTR
3/31/10
QTR
6/30/10
Net Interest
Margin
4.54% 4.23% 4.48% 4.30% 4.23% 4.30% 4.07% 3.65% 3.30% 3.45% 3.79% 3.89%
Peer Data
2000 2001 2002 2003 2004 2005 2006 2007 2008 2009
QTR
3/31/10
Net Interest
Margin
4.32% 4.17% 4.21% 3.98% 3.86% 4.03% 3.97% 3.80% 3.79% 3.66% 3.66%
Net Interest Margin
0.00%
0.50%
1.00%
1.50%
2.00%
2.50%
3.00%
3.50%
4.00%
4.50%
5.00%

Efficiency Ratio (%)
NIE / AA (%)

VIRGINIA COMMERCE BANCORP INC.

Efficiency Ratio
NOTE: Includes public banks and bank holding companies in PA, DE, VA, MD, DC, WV, and NJ with assets of $1.0 billion to $5.0 billion.
Source of Peer Data: SNL Financial
See appendix page 34 for a reconciliation of non-GAAP financial measures, explaining the VCBI Adjusted Method for calculation of the efficiency ratio.
VCBI
2000 2001 2002 2003 2004 2005 2006 2007 2008 2009
QTRA
3/31/10
QTRA
6/30/10
Efficiency
Ratio
64.4% 61.8% 56.5% 52.3% 48.1% 46.5% 45.0% 47.8% 50.1% 55.6% 54.2% 50.3%
NIE / AA 3.27% 3.16% 2.95% 2.66% 2.23% 2.18% 1.96% 1.86% 1.73% 2.08% 1.99% 1.95%
Peers
2000 2001 2002 2003 2004 2005 2006 2007 2008 2009
QTRA
3/31/10
NIE / AA 3.03% 2.96% 2.95% 2.86% 2.91% 2.89% 2.87% 2.88% 2.96% 2.85% 2.82%
40.0%
45.0%
50.0%
55.0%
60.0%
65.0%
1.50%
1.70%
1.90%
2.10%
2.30%
2.50%
2.70%
2.90%
3.10%
3.30%
3.50%
VCBI Efficiency Ratio VCBI NIE / AA

Potential Earnings Enhancements
Reduce FDIC Insurance Premiums
•
23bps currently   approx $5.3 million
•
Could improve to 15 bps   approx $3.4 million
Estimated after-tax savings = $1.3 million
Payoff TARP
•
Dividend savings = $3.6 million
•
Discount amortization savings = $1.5 million
Total savings = $5.1 million
Credit Related Costs (consultants, fees, etc.)
•
Legal = $1.0 million
•
Consultants = $350 thousand
•
OREO expense = $1.7 million
Estimated after-tax savings = $2.0 million

Estimated After-Tax Savings = $8.4 million

Non-interest bearing checking accounts = 11.0% of Total Deposits
CDs = 37.4% of Total Deposits
Cost of Deposits for the six months ended June 30, 2010 = 1.58%
Deposit Composition
NOTE: Dollars in thousands
June 30, 2010
As % of Cost of
Deposit Type Deposits Deposits Deposits
Non-Interest Bearing $254,475 11.0% 0.00%
Interest Bearing Transaction 370,078 16.0% 1.01%
Savings & Money Market 824,907 35.6% 1.55%
Total Demand and Savings
1,449,460 62.6% 1.14%
CDs, $100,000 or More 276,235 11.9% 2.52%
CDs, Less than $100,000
380,707 16.5% 2.55%
CDARS
147,622 6.4% 1.52%
Brokered CDs
60,062 2.6% 0.84%
Total CDs
864,626 37.4% 2.25%
Total Deposits
$2,314,086 100.0% 1.58%
Customer Repos
$108,456 0.60%
Brokered CDs
2.6%
CDARS
6.4%
Interest
Bearing
Transaction
16.0%
Non-Interest
Bearing
11.0%
Savings &
Money Market
35.6%
CDs, $100,000
or More
11.9%
CDs, Less than
$100,000
16.5%

Focus on acquisition and retention of non-interest bearing deposits and C&I loans with coordinated and high-touch calling efforts by our sales force
8 Business Development Officers (BDOs) each lead a geographically-defined sales team comprised of commercial lenders, mortgage lenders and branch managers in their respective markets
BDOs and lenders also organized into teams focused on our “Big 7” industry sectors, including: government contracting, medical practices, professional practices, trade and professional associations, property management/community associations, churches and title companies
BDOs lead the Bank’s 6 Boards of Advisors comprised of “movers and shakers” in each of our Northern Virginia markets to enhance the Bank’s visibility in each community and provide market feedback and business leads
Incentive plans integrated with strategic objectives to increase core deposits -- with an emphasis on non-interest bearing commercial operating funds -- and to expand the C&I loan portfolio
Focus on relationships to increase customer wallet share and take market share from regional/money center banks
Reduce reliance on CD funding
Relationship Banking Growth Strategy

Demand Deposit Growth
NOTE: Dollars in thousands
CAGR
% of % of % of % of 2007 -
Deposits Deposits Deposits Deposits Deposits Deposits Deposits Deposits June 2010
Non-Interest Bearing $213,820 11.44% $194,791 8.97% $239,604 10.75% $254,475 11.00% 7.21%
Interest Bearing Transaction 156,946 8.40% 176,484 8.12% 262,071 11.76% 370,078 15.99% 40.93%
Savings & Money Market 360,219 19.27% 341,570 15.73% 723,081 32.43% 824,907 35.65% 39.29%
Total Demand and Savings 730,985 39.11% 712,845 32.82% 1,224,756 54.94% 1,449,460 62.64% 31.50%
CDs, $100,000 or More 572,485 30.63% 412,818 19.00% 298,567 13.39% 276,235 11.94% -25.29%
CDs, Less than $100,000 442,886 23.69% 510,648 23.51% 417,875 18.74% 380,707 16.45% -5.87%
CDARS 73,456 3.93% 367,523 16.92% 238,047 10.68% 147,622 6.38% 32.21%
Brokered CDs 49,353 2.64% 168,308 7.75% 50,082 2.25% 60,062 2.59% 8.17%
Total CDs 1,138,180 60.89% 1,459,297 67.18% 1,004,571 45.06% 864,626 37.36% -10.41%
Total Deposits $1,869,165 100.00% $2,172,142 100.00% $2,229,327 100.00% $2,314,086 100.00% 8.92%
12/31/2007 6/30/2010 12/31/2009 12/31/2008
5,500
5,600
5,700
5,800
5,900
6,000
6,100
6,200
# of Commercial DDAs
5,553 5,615 5,666 5,833 5,921 6,023 6,085
Q4 '08 Q1 '09 Q2 '09 Q3 '09 Q4 '09 Q1 '10 Q2 '10

Deposit Market Share
Source:  FDIC data as of June 30, 2009, then adjusted for M&A activity through June 13, 2010
NOTE:  Companies shaded in gray denote those companies headquartered outside of Washington DC, Maryland or Virginia.
Data excludes:  E* Trade Financial Corp. and UNIFI Mutual Holding Company whose deposits are substantially from outside of the defined market area.
*  NORTHERN VIRGINIA: Arlington, Alexandria, Fairfax, Fairfax (City), Falls Church, Loudoun, Prince William, Manassas, Manassas Park, Fauquier, Fredericksburg (City), Stafford, Spotsylvania Counties
NOTE: Dollars in thousands
Deposit Market Share - NORTHERN VIRGINIA *
Branches
in
Rank Ticker Company Name City State List Balance % Balance %
1 COF Capital One Financial Corp. McLean VA 124 $20,386,346 30.84% $13,037,265 23.84%
2 WFC Wells Fargo & Co. San Francisco CA 164 9,024,703 13.65 8,195,776 14.98
3 BBT BB&T Corp. Winston-Salem NC 162 7,957,317 12.04 6,402,381 11.70
4 BAC Bank of America Corp. Charlotte NC 85 6,317,657 9.56 4,827,485 8.83
5 STI SunTrust Banks Inc. Atlanta GA 108 5,385,361 8.15 4,391,867 8.03
6 VCBI Virginia Commerce Bancorp Inc. Arlington VA 28 2,191,741 3.32 902,316 1.65
7 PNC PNC Financial Services Group Pittsburgh PA 93 1,871,019 2.83 3,922,589 7.17
8 BHRB Burke & Herbert Bank & Trust Alexandria VA 22 1,476,080 2.23 1,094,916 2.00
9 UBSI United Bankshares Inc. Charleston WV 37 1,306,785 1.98 1,203,166 2.20
10 CFNL Cardinal Financial Corp. McLean VA 25 1,195,028 1.81 599,576 1.10
11 C Citigroup Inc. New York NY 12 1,094,417 1.65 6,323,821 11.56
12 TD Toronto-Dominion Bank Toronto NA 18 985,764 1.49 0 0.00
13 MBRG Middleburg Financial Corp. Middleburg VA 10 838,366 1.27 418,013 0.76
14 MTB M&T Bank Corp. Buffalo NY 72 667,098 1.01 476,588 0.87
15 UBSH Union First Market Bkshs Corp. Richmond VA 21 598,113 0.90 468,199 0.86
16 ANCX Access National Corp. Reston VA 5 544,911 0.82 247,959 0.45
17 ABVA Alliance Bankshares Corp. Chantilly VA 7 516,585 0.78 388,489 0.71
18 HSBA HSBC Holdings plc London NA 6 446,046 0.67 0 0.00
19 FBSS Fauquier Bankshares Inc. Warrenton VA 10 412,892 0.62 359,591 0.66
20 SONA Southern National Bncp of VA McLean VA 10 241,660 0.37 207,425 0.38
21 VGBK Virginia Heritage Bank Fairfax VA 4 216,876 0.33 0 0.00
22 UFBC United Financial Banking Co. Vienna VA 8 216,122 0.33 135,633 0.25
23 SASR Sandy Spring Bancorp Inc. Olney MD 6 213,638 0.32 169,604 0.31
24 MBVA Millennium Bankshares Corp. Sterling VA 5 188,510 0.29 229,721 0.42
25 CARE Carter Bank & Trust Martinsville VA 13 160,231 0.24 219,835 0.40
All Others 73 1,653,233 2.50 475,633 0.87
TOTAL 1,128 $66,106,499 100.00% $54,697,848 100.00%
CAGR ('04 - '09):  Northern Virginia 3.86%
CAGR ('04 - '09):  VCBI 19.42%
Headquarters
Deposit Market Share
June 30, 2009
Deposit Market Share
June 30, 2004

Loan Portfolio Composition
6/30/2010  Loan Portfolio
Gross Loans: $2.3 Billion
NOTE:  June 30, 2010data  is unaudited
12/31/2007  Loan Portfolio
Gross Loans:  $2.0 Billion
Multifamily
2.92%
1-4 Family
9.15%
Commercial
12.22%
Farmland
0.08%
C&D
27.88%
CRE: Non-Owner
Occupied
24.55%
CRE: Owner
Occupied
18.23%
Consumer
0.45%
HELOCs
4.52%
HELOCs
6.01%
Consumer
0.44%
CRE: Owner
Occupied
21.43%
CRE: Non-Owner
Occupied
29.19%
C&D
16.81%
Farmland
0.10%
Commercial
9.66%
1-4 Family
12.60%
Multifamily
3.75%

Geographic Detail of CRE and ADC Loans
NOTE:  Unaudited data at June 30, 2010; Dollars in thousands
Non-Accrual
Loans at June 30, 2010 Percent of Loans/
Residential Commercial Total Non-Accrual Total
Counties ADC ADC CRE Total CRE/ADC Loans Loans
WASHINGTON, DC
Washington, DC $4,523 $16,611 $76,241 $97,375 6.41% $0 0.00%
MARYLAND
Montgomery $6,459 $1,385 $36,032 $43,876 2.89% $12,732 0.56%
Prince George's 21,830 12,175 59,064 93,069 6.12% 2,518 0.11%
Other 5,081 9,447 47,499 62,027 4.08% 0 0.00%
Total Maryland 33,370 23,007 142,595 198,972 13.09% 15,250 0.67%
VIRGINIA
Arlington/Alexandria $36,958 $9,312 $182,539 $228,809 15.05% $7,614 0.34%
Fairfax 48,462 20,994 275,441 344,897 22.69% 4,301 0.19%
Culpeper/Fauquier 4,453 3,020 6,189 13,662 0.90% 3,368 0.15%
Frederick 6,281 0 6,347 12,628 0.83% 6,250 0.28%
Henrico 0 833 30,860 31,693 2.09% 1,500 0.07%
Loudoun 27,784 32,749 111,867 172,400 11.34% 6,195 0.27%
Prince William 7,294 37,730 198,419 243,443 16.02% 4,528 0.20%
Spotsylvania 562 2,698 19,951 23,211 1.53% 0 0.00%
Stafford 22,684 30,026 21,950 74,660 4.91% 4,899 0.22%
Other 6,217 1,562 58,468 66,247 4.36% 226 0.01%
Total Virginia 160,695 138,924 912,031 1,211,650 79.72% 38,881 1.73%
OUTSIDE VA, MD and DC
Other $1,166 $650 $10,122 $11,938 0.79% $0 0.00%
TOTAL $199,754 $179,192 $1,140,989 $1,519,935 100.00% $54,131 2.40%

Credit Quality
NOTE:  Unaudited data at June 30, 2010; Dollars in thousands.
Loan Percent of Non-Performing Assets NPLs/ Net
Portfolio Total Non-Accrual 90 Days Total Charge-Offs
6/30/2010 Loans Loans Past Due Total Loans TDRs YTD
Commercial & Industrial $217,859 9.66% $5,346 $264 $5,610 0.24% $11,815 $3,748
Commercial Real Estate:
Owner Occupied 483,032 21.43% 8,045 0 8,045 0.35% 0 1,273
Non-owner occupied 657,957 29.19% 8,298 0 8,298 0.37% 31,193 1,336
Total Commercial Real Estate 1,140,989 50.62% 16,343 0 16,343 0.72% 31,193 2,609
Multifamily 84,453 3.75% 0 0 0 0.00% 0 0
Residential Mortgage 284,118 12.60% 4,369 280 4,649 0.21% 5,330 2,249
Construction:
Commercial 179,192 7.95% 6,911 0 6,911 0.31% 36,074 (283)
Residential-Owner Occupied 16,792 0.74% 0 0 0 0.00% 0 116
Residential-Builder 182,962 8.12% 30,877 0 30,877 1.37% 12,504 2,581
Total Construction 378,946 16.81% 37,788 0 37,788 1.68% 48,578 2,414
Home Equity 135,508 6.01% 630 0 630 0.03% 0 88
Other 12,268 0.55% 122 0 122 0.01% 60 138
Total Loans 2,254,141 100.00% $64,598 $544 65,142 2.89% $96,976 $11,246
Less: Unearned Income 3,884 OREO 26,477
Less: Allowance for Loan Losses 62,345 Total NPAs $91,619
Net Loans $2,187,912 Reserves / NPLs 95.71%

Credit Quality Trends
NPAs declined by 43.5% since peak in March 31, 2009
Reserve coverage improved to 96% of NPLs
(1) Does not include TDRs
NOTE:  Dollars in thousands
Data at or for the Quarter Ended
12/31/07 03/31/08 06/30/08 09/30/08 12/31/08 03/31/09 06/30/09 09/30/09 12/31/09 03/31/10 06/30/10
30-89 Days Past Due $2,475 $18,264 $41,095 $16,426 $42,235 $55,730 $19,243 $30,877 $4,722 $13,501 $10,343
Nonperforming Assets:
Nonaccrual $3,826 $17,480 $34,184 $71,678 $111,234 $125,814 $106,136 $85,193 $65,809 $82,232 $64,598
90 or More Days Past Due 579 2,000 3,641 7,581 6,118 23,790 5,232 1,905 3,826 318 544
Other Real Estate Owned - 5,720 6,091 6,002 7,569 12,455 28,198 36,402 28,499 26,269 26,477
Total Nonperforming Assets $4,405 $25,200 $43,916 $85,261 $124,921 $162,059 $139,566 $123,500 $98,134 $108,819 $91,619
NPAs+90 Days Past Due/Assets
(1)
0.19% 1.01% 1.65% 3.20% 4.60% 5.84% 5.17% 4.52% 3.60% 3.88% 3.24%
TDRs $0 $0 $0 $0 $0 $0 $31,787 $37,425 $71,885 $80,993 $96,976
Reserves Ratios: $22,260 $25,426 $26,103 $32,634 $36,475 $37,494 $38,978 $70,114 $65,152 $62,407 $62,345
Reserves/Loans 1.14% 1.20% 1.18% 1.44% 1.58% 1.64% 1.72% 3.15% 2.86% 2.75% 2.77%
Reserves/NPLs 505.3% 130.5% 69.0% 41.2% 31.1% 25.1% 35.0% 80.5% 93.6% 75.6% 95.7%
NCOs/Average Loans 0.01% 0.05% 0.14% 0.08% 0.24% 0.53% 0.74% 0.79% 0.27% 0.31% 0.19%

Overview of TDRs
TDRs split into “Permanent” or “Reviewable” TDRs
•
Permanent TDRs:
-
Are loans that have been restructured and include a permanent rate reduction
-
Could include temporary interest only modification, partial deferral of interest or principal, extension of term
-
Remain on TDR status until loan is paid off
•
Reviewable TDRs
-
Are loans that have been restructured at or will return to a market rate of interest
-
Could include temporary interest only modification, partial deferral of interest or principal, extension of term
-
Are moved to performing status upon six months of on-time payments following its return to a market rate of interest, but only in the fiscal year following the year in which the loan was restructured
•
All TDRs are performing loans on accrual
Overview of TDRs
•
43 loans have been restructured with $97.0 million in aggregate balances
•
88% of TDRs were performing prior to restructuring
•
Restructurings by type:
-
reduction of  interest rate = 20 loans
-
conversion to interest only loan = 1 loan
-
extension of term = 2 loans
-
deferment of interest or principal = 4 loans
-
combination of the above = 16 loans
•
Only 8 relationships with an aggregate of $7.1 million in balances have migrated to NPL since restructuring
NOTE:  Unaudited data at June 30, 2010.

TDR Trends
NOTE:  Unaudited data as of June 30, 2010.  Dollars in thousands.
Reviewable TDRs Permanent TDRs Total TDRs
As % of As % of As % of
Eligibility Date # of Reviewable # of Permanent # of Total
for Upgrade Loans Balance TDRs Maturity Date Loans Balance TDRs Quarter Loans Balance TDRs
3Q2010 2 $2,468 4.5% 3Q2010 0 $0 0.0% 3Q2010 2 $2,468 2.5%
4Q2010 1 2,844 5.2% 4Q2010 1 $800 1.9% 4Q2010 2 $3,644 3.8%
1Q2011 9 8,403 15.2% 1Q2011 0 0 0.0% 1Q2011 9 8,403 8.7%
2Q2011 3 1,252 2.3% 2Q2011 3 15,888 38.0% 2Q2011 6 17,140 17.7%
3Q2011 5 21,761 39.4% 3Q2011 1 1,986 4.8% 3Q2011 6 23,747 24.5%
4Q2011 3 1,477 2.7% 4Q2011 0 0 0.0% 4Q2011 3 1,477 1.5%
1Q2012 2 923 1.7% 1Q2012 0 0 0.0% 1Q2012 2 923 1.0%
2Q2012 1 16,000 29.0% 2Q2012 2 4 0.0% 2Q2012 3 16,004 16.5%
3Q2012 1 68 0.1% 3Q2012 0 0 0.0% 3Q2012 1 68 0.1%
4Q2012 0 0 0.0% 4Q2012 3 9,382 22.5% 4Q2012 3 9,382 9.7%
2013 and Later 6 13,719 32.8% 2013 and Later 6 13,719 14.1%
Total 27 $55,196 100.0% Total 16 $41,780 100.0% Total 43 $96,976 100.0%
Permanent TDRs Reviewable TDRs Total TDRs
# of As % of # of As % of # of As % of
Loan Type Loans Balance TDRs Loans Balance TDRs Loans Balance TDRs
Residential Construction - Owner Occupied 0 $0 0.0% 0 $0 0.0% 0 $0 0.0%
Residential Construction - Builder 4 10,036 10.3% 2 2,468 2.5% 6 12,504 12.9%
Commercial Construction/Farmland 3 20,074 20.7% 1 16,000 16.5% 4 36,074 37.2%
Residential Real Estate 0 0 0.0% 11 5,330 5.5% 11 5,330 5.5%
Multifamily 0 0 0.0% 0 0 0.0% 0 0 0.0%
Commercial Real Estate 2 5,142 5.3% 7 26,051 26.9% 9 31,193 32.2%
Commercial & Industrial 3 6,500 6.7% 5 5,315 5.5% 8 11,815 12.2%
Installment/Personal 4 28 0.0% 1 32 0.0% 5 60 0.1%
Total 16 $41,780 43.1% 27 $55,196 56.9% 43 $96,976 100.0%

Third Party Loan Review
VCBI engaged an independent, third party loan review firm
Reviewed 287 loans with aggregate balances of $1.1 billion; 51% of gross loans at April 30, 2010
Covered all loans over $2.5 million and all loans that were Past Due, on the Watch List, TDRs, and on
Nonaccrual
Conclusions:
•
11 loans were downgraded and 2 were upgraded
•
Reviewed $82.3 million of TDRs and nonaccrual loans and found the treatment of TDR and/or nonaccrual loans to be prudent and within accepted parameters
•
Reviewer deems the reserve methodology to be credible and reasonable.  Therefore, the adequacy of the reserve is supportable and believed to be capable of absorbing near term loan losses.

SCAP Analysis
(1) Loss rates sourced from the Federal Reserve
(2) Represents 8 quarters of Pre-Tax, Pre-Provision Net Revenue at Q2 2010 levels
(3) Assumes 20% risk weighting on new capital
Source: Federal Reserve.  Dollars in thousands.
Balance as of 6/30/10 SCAP Losses
Loss Rates (%)
¹
Potential Losses
Loan Type Balance (%) Base Severe Base Severe
Commercial & Industrial 217,859 9.66 3.50 6.50 7,625 14,161
CRE
Nonfarm, Non-residential 1,140,989 50.62 4.50 8.00 51,345 91,279
Construction & Development 378,946 16.81 10.00 16.50 37,895 62,526
Multifamily 84,453 3.75 5.00 10.50 4,223 8,868
First Lien Mortgages 284,118 12.60 5.50 7.75 15,626 22,019
HELOCs 135,508 6.01 7.00 9.50 9,486 12,873
Other Consumer 9,969 0.44 5.00 10.00 498 997
Other Loans 2,299 0.10 3.00 7.00 69 161
Aggregate $2,254,141 100.00 $126,766 $212,884
% of Total Loans 5.6% 9.4%
Tangible Common Equity 165,612 165,612
Tangible Assets 2,826,807 2,826,807
Tier 1 Capital 291,616 291,616
Risk-Weighted Assets 2,405,010 2,405,010
Tangible Common Equity/Tangible Assets 5.86% 5.86%
Tier 1 Capital / Risk-Weighted Assets 12.13% 12.13%
Est. Remaining Loss Calculation
Est. Cumulative Loan Losses 126,766 212,884
Less: Reserves in Excess of 1.5% of 6/30/10 Gross Loans 28,533 28,533
Less: 2-year Est. Pre-Tax, Pre-Provision Net Revenue² 113,992 113,992
(15,759) 70,359
Estimated Capital Ratios
Est. Tangible Common Equity after Remaining Credit Losses 181,371 95,253
Est. Tangible Assets after Remaining Credit Losses 2,842,566 2,756,448
Est. Tangible Common Equity/Tangible Assets 6.38% 3.46%
Est. Tier 1 Capital after Remaining Credit Losses 307,375 221,257
Est. RWA after Remaining Credit Losses 2,420,768 2,334,651
Est. Tier 1 / RWA 12.70% 9.48%
Pro Forma Capital Ratios
Capital Required for Tier 1 / RWA of 6% 0 0
Tier 1 / RWA Pro Forma for Est. Remaining Losses³ 12.70% 9.48%
Capital Required for TCE / TA of 4% 0 15,630
TCE / TA Pro Forma for Est. Remaining Losses 6.38% 4.00%
Financials at 6/30/2010  (see page 33 for Non-GAAP reconciliation)
Est. Remain. Loan Losses in Excess of ALLL & PPnR (6/30/10 - 6/30/12)

Pro Forma Capital Ratios
5.86%
10.37%
12.13%
13.38%
8.15%
12.56%
14.97%
16.21%
0.0%
2.0%
4.0%
6.0%
8.0%
10.0%
12.0%
14.0%
16.0%
18.0%
TCE/TA (1) Tier 1 Leverage Ratio Tier 1 RB Capital Ratio Total RB Capital Ratio
At June 30, 2010 Pro Forma

(1) See appendix page 33 for a reconciliation of non-GAAP financial measures, explaining the VCBI Unadjusted Method for calculation of
  Tangible Common Equity/Tangible assets.
NOTE: Assumes net proceeds of $70.7 million that are invested in short term investments with a 20% risk weighting

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VIRGINIA COMMERCE BANCORP INC.

Why Invest in VCBI?
Largest Independent Community Bank Headquartered in Northern
Virginia
Demographics - One of Best Markets in U.S.
History of Leading Peer Group in Growth and Earnings
Strong Core Earnings
Improving Asset Quality and Strengthening Reserves
Attractive Core Deposits
Positioned to Take Advantage of Market Opportunity
Dedicated Board and Experienced Management Team

Appendices

Conservative Securities Portfolio
Portfolio had unrealized gain of
$5.5 million at June 30, 2010
No private label MBS or CMOs
Portfolio Mix:
•
33% Fixed Agency Bonds
•
22% Agency MBS
•
19% Agency CMOs
•
22% Municipals
•
4% Other
NOTE:  Dollars in thousands
Trust Preferred:
PRETSEL X B1 $868
PRETSEL VI Mezz 367
PRETSEL XXVI C2 1,784
PRETSEL XXVII B 2,862
Total 5,881
Impairment Taken 3,340
Original Face Amount $9,221
June 30, 2010
Gross Gross
Amortized Unrealized Unrealized Fair
Security Type Cost Gains (Losses) Value
AVAILABLE FOR SALE:
US Government Agency Obligations $269,612 $7,702 ($32) $277,282
Pooled Trust Preferred Secuities 5,881 0 (4,400) 1,481
Obligations of States and Political Subdivisions 56,088 1,324 (163) 57,249
Total Available For Sale 331,581 9,026 (4,595) 336,012
HELD-TO-MATURITY:
US Government Agency Obligations 9,556 362 0 9,918
Obligations of States and Political Subdivisions 33,644 673 0 34,317
Total Held-to-Maturity 43,200 1,035 0 44,235
Total Securities $374,781 $10,061 ($4,595) $380,247
March 31, 2010
Gross Gross
Amortized Unrealized Unrealized Fair
Security Type Cost Gains (Losses) Value
AVAILABLE FOR SALE:
US Government Agency Obligations $229,101 $6,016 ($306) $234,811
Pooled Trust Preferred Secuities 6,468 0 (4,696) 1,772
Obligations of States and Political Subdivisions 41,621 1,607 (19) 43,209
Total Available For Sale 277,190 7,623 (5,021) 279,792
HELD-TO-MATURITY:
US Government Agency Obligations 10,906 295 0 11,201
Obligations of States and Political Subdivisions 43,462 807 0 44,269
Total Held-to-Maturity 54,368 1,102 0 55,470
Total Securities $331,558 $8,725 ($5,021) $335,262
December 31, 2009
Gross Gross
Amortized Unrealized Unrealized Fair
Security Type Cost Gains (Losses) Value
AVAILABLE FOR SALE:
US Government Agency Obligations $242,129 $6,004 ($999) $247,134
Pooled Trust Preferred Secuities 7,241 0 (5,211) 2,030
Obligations of States and Political Subdivisions 41,610 873 (126) 42,357
Total Available For Sale 290,980 6,877 (6,336) 291,521
HELD-TO-MATURITY:
US Government Agency Obligations 12,323 430 0 12,753
Obligations of States and Political Subdivisions 44,741 821 0 45,562
Total Held-to-Maturity 57,064 1,251 0 58,315
Total Securities $348,044 $8,128 ($6,336) $349,836

Historical Balance Sheet
December 31,
2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 06/30/10
ASSETS
Cash and Cash Equivalents $10,952 $15,155 $43,978 $54,056 $17,792 $33,642 $36,068 $35,341 $33,515 $25,211 $120,528
Available for Sale Secs 29,676 40,894 53,890 100,564 117,381 124,019 183,788 274,510 268,836 291,521 336,012
Held to Maturity Secs 14,464 10,941 15,550 46,513 42,593 45,260 45,884 45,599 56,907 57,064 43,200
Other Secs 1,114 1,179 1,791 2,168 3,258 3,774 4,531 6,128 11,076 11,751 11,752
Total Cash & Securities 56,206 68,169 115,209 203,301 181,024 206,695 270,271 361,578 370,334 385,547 511,492
Gross Loans 303,602 399,464 522,824 662,308 936,184 1,284,076 1,647,928 1,947,001 2,309,561 2,275,216 2,250,257
Loan Loss Reserve 2,803 4,356 5,924 7,457 10,402 13,821 18,101 22,260 36,475 65,152 62,345
Loans Held for Sale 4,918 15,842 18,948 3,513 9,662 12,548 7,796 4,339 6,221 6,492 9,620
Total Net Loans 305,717 410,950 535,848 658,364 935,444 1,282,803 1,637,623 1,929,080 2,279,307 2,216,556 2,197,532
Other Real Estate Owned, net 0 0 0 0 0 0 0 0 7,569 28,499 26,477
Intangible Assets 34 26 18 10 2 0 0 0 0 0 0
Total Other Assets 9,225 10,366 11,812 19,449 22,883 28,927 41,188 49,039 58,712 94,695 91,306
Total Assets $371,182 $489,511 $662,887 $881,124 $1,139,353 $1,518,425 $1,949,082 $2,339,697 $2,715,922 $2,725,297 $2,826,807
LIABILITIES
Total Deposits $310,935 $406,922 $566,996 $773,511 $970,968 $1,243,506 $1,605,941 $1,869,165 $2,172,142 $2,229,327 $2,314,086
Senior Debt 36,497 53,852 32,481 30,887 53,207 111,794 148,871 247,534 212,959 201,729 208,456
Trust Preferred Secs. 0 0 18,000 18,000 18,570 44,344 44,344 41,244 65,800 66,057 66,185
Total Other Liabilities 2,584 2,517 3,560 3,634 5,284 6,963 10,075 12,611 11,734 9,316 7,749
Total Liabilities 350,016 463,291 621,037 826,032 1,048,029 1,406,607 1,809,231 2,170,554 2,462,635 2,506,429 2,596,476
EQUITY
TARP Preferred 0 0 0 0 0 0 0 0 62,541 63,993 64,719
Common Equity 21,166 26,220 41,850 55,092 91,324 111,818 139,851 169,143 190,746 154,875 165,612
Equity Attributable to Parent Company 21,166 26,220 41,850 55,092 91,324 111,818 139,851 169,143 253,287 218,868 230,331
Total Liabilities and Equity $371,182 $489,511 $662,887 $881,124 $1,139,353 $1,518,425 $1,949,082 $2,339,697 $2,715,922 $2,725,297 $2,826,807
Tangible Book Value Per Share $1.10 $1.36 $1.98 $2.47 $3.64 $4.40 $5.39 $6.43 $6.86 $5.53 $5.91
Asset Growth 31.9% 35.4% 32.9% 29.3% 33.3% 28.4% 20.0% 16.1% 0.3% 4.7%
Deposit Growth 30.9% 39.3% 36.4% 25.5% 28.1% 29.1% 16.4% 16.2% 2.6% 5.6%
Loan / Deposit 99.2% 102.1% 95.6% 86.1% 97.4% 104.3% 103.1% 104.4% 106.6% 102.3% 97.7%
NOTE: See appendix page 33 for a reconciliation of non-GAAP financial measures, explaining the VCBI TARP Liquidation Method for calculation of
             Tangible book value per share.
Dollars in thousands, except per share amounts

Historical Income Statement
NOTE: Dollars in thousands, except per share amounts
3 Months
Ended
2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 06/30/10
INTEREST INCOME:
Interest & fees on loans $23,215 $29,720 $35,491 $41,065 $51,814 $79,614 $115,405 $138,919 $143,501 $134,548 $33,236
Interest & dividends on investment securities 3,561 4,177 3,507 4,903 6,184 6,864 9,887 15,219 16,967 16,085 3,925
Total interest income 26,776 33,897 38,998 45,968 57,998 86,478 125,292 154,138 160,468 150,633 37,161
INTEREST EXPENSE:
Deposits 11,425 14,494 13,341 12,914 15,100 26,432 48,152 69,398 67,261 49,598 8,431
Secs. sold under agreement to repurch. and fed. funds purch. 1,076 976 245 123 325 1,710 4,730 6,259 5,534 3,475 1,010
Other borrowed funds 360 521 497 21 15 423 506 225 1,235 1,077 268
Trust preferred capital notes 0 0 45 835 891 1,246 3,099 3,099 3,400 5,079 1,231
Total interest expense 12,861 15,991 14,128 13,893 16,331 29,811 56,487 78,981 77,430 59,229 10,940
NET INTEREST INCOME 13,915 17,906 24,870 32,075 41,667 56,667 68,805 75,157 83,038 91,404 26,221
PROVISION FOR LOAN LOSSES 947 1,572 1,678 1,575 2,989 3,772 4,406 4,340 25,378 81,913 4,200
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES 12,968 16,334 23,192 30,500 38,678 52,895 64,399 70,817 57,660 9,491 22,021
NON-INTEREST INCOME (CHARGES):
Service charges and other fees 980 1,271 1,616 1,609 1,749 2,553 3,226 3,388 3,902 3,606 838
Non-deposit investment services commissions 0 0 14 202 427 456 621 770 702 600 178
Fees and net gains on loans held-for-sale 1,586 3,379 3,920 5,670 3,229 3,306 3,058 2,706 1,498 2,912 483
(Loss) gain on other real estate owned 0 0 0 0 0 0 0 638 0 (9,952) (1,060)
0 13 (1) 0 0 0 0 (387) 0 (1,821) (529)
Other 33 41 44 265 354 361 418 768 329 303 118
Total non-interest income (charges) 2,599 4,704 5,593 7,746 5,759 6,676 7,323 7,883 6,431 (4,352) 28
NON-INTEREST EXPENSE:
Salaries & employee benefits 5,812 8,130 10,159 12,562 13,478 17,321 19,911 22,536 23,362 23,040 5,991
Occupancy expense 1,946 2,337 2,915 3,190 3,240 4,479 5,448 7,031 8,857 10,253 2,410
FDIC insurance expense 123 62 75 97 120 142 166 758 1,500 5,411 1,332
Franchise tax 138 174 223 326 471 835 1,044 1,279 1,528 3,100 718
Data processing 750 902 1,079 1,239 1,314 1,553 1,954 1,940 2,166 2,436 579
Provision for unfunded commitments 0 0 0 0 0 0 0 0 0 2,960 0
Other operating expense 1,867 2,377 2,766 3,406 4,184 5,136 5,766 6,150 7,363 9,668 2,698
Total non-interest expense 10,636 13,982 17,217 20,820 22,807 29,466 34,289 39,694 44,776 56,868 13,728
INCOME/(LOSS) BEFORE TAXES 4,931 7,056 11,568 17,426 21,630 30,105 37,433 39,006 19,315 (51,729) 8,321
Provision (benefit) for income taxes 1,681 2,391 3,892 5,880 7,401 10,438 12,925 13,219 6,231 (18,404) 2,750
NET INCOME/(LOSS) 3,250 4,665 7,676 11,546 14,229 19,667 24,508 25,787 13,084 (33,325) 5,571
Effective dividend on preferred stock 0 0 0 0 0 0 0 0 258 4,539 1,251
NET INCOME/(LOSS) AVAILABLE TO COMMON STOCKHOLDERS $3,250 $4,665 $7,676 $11,546 $14,229 $19,667 $24,508 $25,787 $12,826 ($37,864) $4,320
Earnings (loss) per common share, basic $0.12 $0.18 $0.38 $0.52 $0.59 $0.77 $0.95 $0.98 $0.48 ($1.42) $0.16
Earnings (loss) per common share, diluted $0.12 $0.17 $0.34 $0.47 $0.55 $0.72 $0.89 $0.95 $0.47 ($1.42) $0.15
(Loss) gain on securities available -for-sale

Demographic Information
NOTE:  VCBI Branch Markets defined as only those counties shown.
Washington DC Metro Area includes the following jurisdictions: DC- Washington DC; VA – Arlington, Alexandria, Falls Church, Fairfax, Fairfax (City), Loudoun,
Manassas, Manassas Park, Prince William; MD – Montgomery, Prince George’s
Source: SNL Financial
County State
Total
Population
2009
(actual)
Population
Change
2000 - 2009
(%)
Projected
Change
2009 - 2014
(%)
Total
Households
2009
(actual)
Median
HH Income
2009
($)
HH Income
Change
2000 - 2009
(%)
Projected HH
Income Change
2009 - 2014
(%)
Per Capita
Income
2009
($)
Alexandria (City) VA 139,993 9.13 4.01 66,316 75,322 33.87 6.98 45,836
Arlington VA 205,815 8.64 4.33 91,937 85,459 35.11 6.84 48,505
Fairfax VA 1,029,078 6.12 1.92 374,165 109,067 36.11 6.50 49,304
Fairfax (City) VA 23,404 8.87 4.37 8,743 89,673 32.18 6.27 40,669
Falls Church (City) VA 11,159 7.54 3.89 4,790 104,222 39.11 5.15 59,966
Fredericksburg (City) VA 22,234 15.33 6.77 9,631 46,263 33.40 7.88 28,565
Loudoun VA 297,849 75.62 22.81 102,058 115,732 45.05 7.24 49,351
Manassas (City) VA 37,234 5.97 1.03 12,388 79,757 32.17 6.05 31,425
Manassas Park (City) VA 13,923 35.31 13.02 4,363 81,438 33.77 7.72 28,501
Prince William VA 384,215 36.82 12.19 131,748 86,822 32.53 5.52 34,427
Fauquier VA 68,725 24.64 8.69 24,403 82,771 32.90 6.11 35,339
Spotsylvania VA 123,720 36.87 11.92 43,443 73,691 28.79 5.51 28,859
Stafford VA 127,049 37.43 11.50 41,659 88,190 33.55 5.28 32,610
VCBI Branch Markets 2,484,398 15.33 6.77 915,644 85,459 33.55 6.27 35,339
Washington DC Metro Area 4,531,380 8.76 3.95 1,710,325 86,141 33.15 6.16 42,965
U.S. Aggregate 309,731,508 10.06 4.63 116,523,156 54,719 29.78 4.06 27,277

Non-GAAP Financial Measures
Tangible Common Equity Calculations
NOTE: Dollars in thousands, except per share amounts.
For Years Ended December 31,
2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 03/31/10 06/30/10
VCBI TARP LIQUIDATION METHOD
Total stockholders' Equity $21,166 $26,220 $41,850 $55,092 $91,324 $111,818 $139,851 $169,143 $253,287 $218,868 $224,259 $230,331
Less: TARP Liquidation Value 0 0 0 0 0 0 0 0 71,000 71,000 71,000 71,000
Common stockholders' equity 21,166 26,220 41,850 55,092 91,324 111,818 139,851 169,143 182,287 147,868 153,259 159,331
Less: Intangible assets 34 26 18 10 2 0 0 0 0 0 0 0
Tangible common equity $21,132 $26,194 $41,832 $55,082 $91,322 $111,818 $139,851 $169,143 $182,287 $147,868 $153,259 $159,331
Book value per share $1.10 $1.36 $1.98 $2.47 $3.64 $4.40 $5.39 $6.43 $6.86 $5.53 $5.69 $5.91
Less: Intangible assets per share 0.02 0.01 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00
Tangible book value per share $1.10 $1.36 $1.98 $2.47 $3.64 $4.40 $5.39 $6.43 $6.86 $5.53 $5.69 $5.91
Tangible common equity/Tangible Assets 5.69% 5.35% 6.31% 6.25% 8.02% 7.36% 7.18% 7.23% 6.71% 5.43% 5.47% 5.64%
UNADJUSTED METHOD
Total stockholders' Equity $21,166 $26,220 $41,850 $55,092 $91,324 $111,818 $139,851 $169,143 $253,287 $218,868 $224,259 $230,331
Less: TARP Sr. Pfd. Outstanding 0 0 0 0 0 0 0 0 62,541 63,993 64,356 64,719
Common stockholders' equity 21,166 26,220 41,850 55,092 91,324 111,818 139,851 169,143 190,746 154,875 159,903 165,612
Less: Intangible assets 34 26 18 10 2 0 0 0 0 0 0 0
Tangible common equity $21,132 $26,194 $41,832 $55,082 $91,322 $111,818 $139,851 $169,143 $190,746 $154,875 $159,903 $165,612
Book value per share $1.10 $1.36 $1.98 $2.47 $3.64 $4.40 $5.39 $6.43 $7.18 $5.79 $5.94 $6.15
Less: Intangible assets per share 0.02 0.01 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00
Tangible book value per share $1.10 $1.36 $1.98 $2.47 $3.64 $4.40 $5.39 $6.43 $7.18 $5.79 $5.94 $6.15
Tangible common equity/Tangible Assets 5.69% 5.35% 6.31% 6.25% 8.02% 7.36% 7.18% 7.23% 7.02% 5.68% 5.70% 5.86%
CALCULATION OF TANGIBLE ASSETS
Total assets $371,182 $489,511 $662,887 $881,124 $1,139,353 $1,518,425 $1,949,082 $2,339,697 $2,715,922 $2,725,297 $2,803,004 $2,826,807
Less: Intangible assets 34 26 18 10 2 0 0 0 0 0 0 0
Tangible assets $371,148 $489,485 $662,869 $881,114 $1,139,351 $1,518,425 $1,949,082 $2,339,697 $2,715,922 $2,725,297 $2,803,004 $2,826,807
For Quarter Ended
Tangible common equity, tangible book value per common share and tangible assets are non-GAAP financial measures derived from GAAP-based amounts. We calculate common stockholders’ equity by deducting either the TARP liquidation value or the amount of the outstanding TARP preferred stock from total stockholders’ equity.  We calculate tangible common equity by excluding the balance of intangible assets from common stockholders’
equity. We calculate tangible book value per common share by dividing tangible common equity by common shares outstanding, as compared to book value per common share, which we calculate by dividing common stockholder’s equity by common shares outstanding. We calculate tangible assets by excluding the balance of intangible assets from total assets. We believe that this is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of regulatory capital ratios. Accordingly, we believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our capital position and ratios.  However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these measures, these measures may not be comparable to other similarly titled measures reported by other companies. A reconciliation of the non-
GAAP measures of tangible common equity, tangible book value per common share and tangible assets to the GAAP measures of common stockholders’ equity, book value per common share and total assets is set forth below:

Non-GAAP Financial Measures
Efficiency Ratio Calculation
NOTE: Dollars in thousands
For Years Ended December 31,
2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 03/31/10 06/30/10
VCBI ADJUSTED METHOD
Non-Interest Expense $10,636 $13,982 $17,217 $20,820 $22,807 $29,466 $34,289 $39,694 $44,776 $56,868 $13,789 $13,728
Less Provision for Unfunded Commitments 0 0 0 0 0 0 0 0 0 2,960 0 0
Numerator $10,636 $13,982 $17,217 $20,820 $22,807 $29,466 $34,289 $39,694 $44,776 $53,908 $13,789 $13,728
Net Interest Income 13,915 17,906 24,870 32,075 41,667 56,667 68,805 75,157 83,038 91,404 24,816 26,221
ADD: Non-Interest Income 2,599 4,704 5,593 7,746 5,759 6,676 7,323 7,883 6,431 (4,352) (311) 28
ADD: Losses on OREO 0 0 0 0 0 0 0 0 0 9,952 918 1,060
Denominator $16,514 $22,610 $30,463 $39,821 $47,426 $63,343 $76,128 $83,040 $89,469 $97,004 $25,423 $27,309
Efficiency Ratio 64.4% 61.8% 56.5% 52.3% 48.1% 46.5% 45.0% 47.8% 50.1% 55.6% 54.2% 50.3%
UNADJUSTED METHOD
Non-Interest Expense $10,636 $13,982 $17,217 $20,820 $22,807 $29,466 $34,289 $39,694 $44,776 $56,868 $13,789 $13,728
Numerator $10,636 $13,982 $17,217 $20,820 $22,807 $29,466 $34,289 $39,694 $44,776 $56,868 $13,789 $13,728
Net Interest Income 13,915 17,906 24,870 32,075 41,667 56,667 68,805 75,157 83,038 91,404 24,816 26,221
ADD: Non-Interest Income 2,599 4,704 5,593 7,746 5,759 6,676 7,323 7,883 6,431 (4,352) (311) 28
Denominator $16,514 $22,610 $30,463 $39,821 $47,426 $63,343 $76,128 $83,040 $89,469 $87,052 $24,505 $26,249
Efficiency Ratio 64.4% 61.8% 56.5% 52.3% 48.1% 46.5% 45.0% 47.8% 50.1% 65.3% 56.3% 52.3%
For Quarter Ended

The efficiency ratio is a non-GAAP financial measure.  The unadjusted method for computing the efficiency ratio is calculated by dividing non-interest expense by the sum of net interest income on a tax equivalent basis and non-interest income.  The adjusted method used by VCBI for calculating the efficiency ratio is computed by dividing non-interest expense, less the provision for unfunded commitments, by the sum of net interest income on a tax equivalent basis and non-interest income before losses on other real estate owned. We believe that this measure provides investors with important information about our operating efficiency. Accordingly, we believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding  our operating efficiency. These non-GAAP financial measures are supplemental and are not a substitute for analyses based on GAAP measures. As other companies may use different calculations for these measures, these measures may not be comparable to other similarly titled measures reported by other companies. The efficiency ratio calculation of the VCBI adjusted method and the unadjusted method for each of the years ended December 31, 2000 through 2009 and for the quarters ended March 31, 2010 and June 30, 2010 is as follows: